Control No.:________________________     Number of Rights Issued:_______________


                                EXERCISE FORM



                           H&Q HEALTHCARE INVESTORS


                       Non-Transferable Rights Offering
   OFFER EXPIRES IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                     NEW YORK CITY TIME ON MARCH 5, 1997



As the registered holder of this Exercise Form, you are entitled to exercise the Rights granted to you based on the number of H&Q Healthcare Investors (the "Trust") Shares that you owned on February 7, 1997.



Under the Trust's Primary Subscription, you may purchase one Share for each three Rights held, at the Estimated Subscription Price of $ and on the terms and conditions set forth in the Trust's Prospectus. Under the Over-Subscription Privilege, you may apply for any number of additional Shares, provided that you have subscribed for the maximum number of Shares for which you are eligible under the Primary Subscription. The price of the Shares, $ , is an Estimated Subscription Price only. The final Subscription Price will be determined on March 5, 1997 (the "Expiration Date"), and could be higher or lower than the Estimated Subscription Price. You will receive a refund or be required to pay an additional amount equal to the difference between the Estimated Subscription Price and the final Subscription Price.



The following is a sample calculation showing how you can exercise your
Rights:


 A. Primary Subscription   1,200 / 3      =          400                  400            x $                    = $
                           -------------    ---------------------     ----------------      -------------
                           (Number of       (Number of Shares         (Number of            (Estimated
                           Rights Issued/   Available in Primary      Shares Requested)      Subscription
                           Shares Held)     Subscription, Ignore                             Price)
                                            Fractions)
B. Over-Subscription                                                              250    x $ ---------------    = $
   Privilege                                                          (Number of             (Estimated
                                                                      Additional Shares       Subscription
                                                                      Requested,  No          Price)
                                                                      Maximum)
C. Total Purchase Price                                                           650    x $ ---------------    = $
                                                                      (Total A+B)            (Estimated
                                                                                              Subscription
                                                                                              Price)

To exercise your Rights and subscribe for Shares of the Trust, complete the reverse side of this Exercise Form, enclose your payment for the Shares, and deliver this Exercise Form and payment to the Subscription Agent at one of the addresses shown below by 5:00 p.m., New York City time, on March 5, 1997. A postage pre-paid envelope is enclosed.


BY EXPRESS MAIL OR OVERNIGHT COURIER:       BY HAND DELIVERY TO:
H&Q Healthcare Investors                    H&Q Healthcare Investors
c/o State Street Bank and Trust Company     c/o State Street Bank and Trust
2 Heritage Drive                            Company
North Quincy, MA 02171                      225 Franklin Street, Concourse
Attn: Corp. Reorg.                          Level
                                            Boston, MA 02110

                                            or

BY FIRST CLASS MAIL:
H&Q Healthcare Investors                    H&Q Healthcare Investors
c/o State Street Bank and Trust Company     c/o State Street Bank and Trust
P.O. Box 9061                               Company
Boston, MA 02205                            61 Broadway, Concourse Level
                                            New York, NY 10006



Any questions regarding this form or the Offer may be directed to the Information Agent,Shareholder Communications Corporation, at
(800) 733-8481, extension 352.

                                EXERCISE FORM

SECTION 1: TO SUBSCRIBE

A. Primary Subscription                   / 3 =                                           x$                *=$
                               --------------   ---------------------    -----------------   --------------    -------------
I wish to exercise the         (Number of       (Number of Shares        (Number of          (Estimated
  following number of          Rights Issued/   Available in Primary     Shares Requested)   Subscription
  Rights to purchase           Shares Held)     Subscription - Ignore                        Price)
  Shares of the Trust:                          Fractions)

B. Over-Subscription
   Privilege**                                                                            x$               *=$
                                                                         -----------------   --------------    ------------
I wish to purchase additional                                            (Number of          (Estimated
  Shares pursuant to the                                                 Additional Shares   Subscription
  Over-Subscription Privilege,                                           Requested,  No      Price)
  NO MAXIMUM                                                             Maximum)

C. Total Purchase Price                                                                   x$               *=$
                                                                         -----------------   --------------    ------------
                                                                         (Total A+B)         (Estimated
                                                                                             Subscription
                                                                                             Price)


Make Check or Money Order payable to "H&Q Healthcare Investors" and enclose.
* The final Subscription Price will be calculated on March 5, 1997, and you will receive a refund or be required to pay an additional amount equal to the difference between the Estimated Subscription Price and the final Subscription Price.

** You may request to purchase any number of additional Shares, if available, pursuant to the Over-Subscription Privilege, provided you have fully exercised all your Rights in the Primary Subscription.



SECTION 2: CERTIFICATION


CERTIFICATION: I acknowledge that I have received the Prospectus for this Offer and I hereby irrevocably subscribe for the number of Shares indicated above on the terms and conditions set forth in the Prospectus. I understand and agree that I will be obligated to pay any additional amounts to the Trust if the final Subscription Price of the Shares, as determined on the Expiration Date, is in excess of the $ Estimated Subscription Price.

I hereby agree that if I fail to pay the full Subscription Price for the Shares I request, the Trust may exercise any of its remedies, as described in the Prospectus.

Signature of Shareholder(s)-(Please sign exactly as your account is registered.)

                                                    ----------------------------

                                                    ----------------------------


Please provide your daytime telephone number: (___) ----------------------------

CHANGE OF ADDRESS

If you wish to have your Shares and refund check (if any) delivered to an address other than the address of record listed on the front of this form, you must have your signature guaranteed by a member/broker of the New York Stock Exchange or by a bank or trust company. Please provide the delivery address below and check the box below if this change is permanent.

Delivery Address:


--------------------------------------   Change my address of record

--------------------------------------   to such delivery address [ ]

--------------------------------------



SECTION 3: DESIGNATION OF BROKER/DEALER


The following Broker/ Dealer is hereby designated as having been instrumental in my exercise of the Rights:


Name of Financial Professional:
                               ------------------------------------------------

Name of Brokerage Firm:                             Account Number:
                       ----------------------------                -------------